Exhibit 99.1

News Release

Wabtec Announces Results Of Initial Tender Offer For Shares Of Faiveley Transport

WILMERDING, PA, February 3, 2017 – Wabtec Corporation (NYSE: WAB) has closed the initial cash tender offer and exchange offer (the “Offer”), which was open from Dec. 27, 2016 to Jan. 30, 2017, for shares of Faiveley Transport and announced the following:

•	Wabtec, indirectly through Wabtec France, acquired a total of 4,065,860 Faiveley Transport shares, representing 27.54% of Faiveley Transport’s share capital. Of this total, 3,816,195 shares were acquired with cash, and 249,665 shares were exchanged for Wabtec shares.

•	Including the shares it already held, Wabtec France now holds 78.17% of the share capital and 76.26% of the voting rights of Faiveley Transport.

•	As expected, the Offer will be reopened under the same terms as those provided for initially. The dates and duration of the subsequent Offer will be determined by the French regulator. If, following the subsequent Offer, the minority shareholders represent less than 5% of the share capital and voting rights of Faiveley Transport, Wabtec France plans to implement, within three months of the closing of the subsequent Offer, a mandatory squeeze-out procedure for the Faiveley Transport shares which were not tendered in the subsequent Offer.

•	As previously announced, on Feb. 21, 2017 Wabtec will release financial results for the fiscal year ended on Dec. 31, 2016. The company plans to file its Form 10-K on Feb. 24, 2017.

Wabtec Corporation (www.wabtec.com) is a leading global provider of equipment, systems and value-added services for transit and freight rail. Through its subsidiaries, the company manufactures a range of products for locomotives, freight cars and passenger transit vehicles. The company also builds new switcher and commuter locomotives, and provides aftermarket services. The company has facilities located throughout the world.

Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements and certain information contained in the release involve risks and uncertainties that could result in actual results differing materially from expected results. Forward-looking statements represent Wabtec’s expectations and beliefs concerning future events, based on information available to Wabtec as of the date of this release. Wabtec undertakes no obligation to publicly update and revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Additional information regarding these and other factors is contained in Wabtec’s SEC filings, including without limitation Wabtec’s Form 10-K and Form 10-Q filings.

Tim Wesley	Phone: 412.825.1543	Wabtec Corporation
	E-mail: twesley@wabtec.com	1001 Air Brake Avenue
	Website: www.wabtec.com	Wilmerding, PA 15148

News Release

Certain Legal Matters

This communication is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this press release or otherwise. The distribution of this communication in jurisdictions outside the U.S. or France may be restricted by law or regulation and therefore any person who comes into possession of this communication should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

Faiveley Transport is incorporated in France and listed on Euronext Paris and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the U.S., including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described above will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type. Securities Act of 1933, as amended.

Tim Wesley	Phone: 412.825.1543	Wabtec Corporation
	E-mail: twesley@wabtec.com	1001 Air Brake Avenue
	Website: www.wabtec.com	Wilmerding, PA 15148